As submitted to the Securities and Exchange Commission on June 8, 2021

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June 8, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Life Clips, Inc.

18851 NE 29th Ave

Suite 700 PMB# 348

Aventura, FL 33180

Phone: 800- 292-8991

Offering Total: $5,000,000

Up to a Maximum of 1,000,000,000 Shares

Offering Price of between $.005 and $.02 per Share

This is the public offering of securities of Life Clips, Inc., a Wyoming corporation. We are offering a maximum of 1,000,000,000 shares (the “Offered Shares”) of our Common Stock, par value $0.001 per share (“Common Shares”), at an offering price between $.005 and $.02 per share. This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days), the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date being the “Termination Date”). The minimum purchase requirement per investor is ______ Offered Shares ($5,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 7 of this Offering Circular.

No Escrow. There is no minimum amount of proceeds that must be received before the Company will accept subscriptions. Therefore, the proceeds of this offering will not be placed in an escrow account. Subscriptions are irrevocable and the purchase price is non-refundable. Upon the acceptance by the Company of any subscription to this Offering, the Company shall immediately deposit the subscription amount into the Company’s account and may dispose of the proceeds in accordance with the Use of Proceeds.

Sale of these shares will commence within two calendar days of the qualification date and there will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F). The Common Shares will be sold for cash. In addition, the Company (a) will allow investors who have acquired convertible debentures issued by the Company to apply the principal and accrued interest of the debentures to purchase shares in this Offering, and (b) will allow certain entities with whom the Company has contracts for services to apply amounts due under such contracts to purchase shares in this Offering.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format for its disclosure in this Offering Circular.

Our Common Stock is traded in the OTC Markets Pink Open Market under the stock symbol “LCLP.”

		Total	Broker
		Number of	Dealer
	Price Per	Shares	discount
Securities Offered by the	Share to	Being	and	Proceeds
Company	Public	Offered	commissions (1)	to issuer (2)
Per Share of Common Stock	$ Between $.005 and $.02		$0	$ ______
Total Maximum	$5,000,000	______	$0	$5,000,000

(1)	We do not intend to offer the Offered Shares through broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $150,000. See “Plan of Distribution.”

Our Board of Directors used its business judgment in setting a price of $______ per Common Share as the consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before you make any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this Offering Circular, unless the context indicates otherwise, references to “Life Clips, Inc.”, “Life Clips”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Life Clips, Inc.

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell the Offered Shares. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update, or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

We will be permitted to make a determination that the purchasers of Common Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act. For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Preferred Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Preferred Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Preferred Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Preferred Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business, which depends on our success in marketing our products;

●	Our dependence upon external sources of capital;

●	Our ambition to compete against entities in our industry whose capital resources are exponentially greater than our own;

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future results. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company’s Mobeego™ battery is an affordable, single-use, cordless battery that provides an instant shot of power for your phone, so you can stay mobile whenever and wherever. After use, the battery can be discarded or recycled. Mobeego batteries are great for emergency preparedness, since they can be stored up to 10 years without any power leaking. Each package contains a battery and a reusable smartphone adaptor.

The Company will pursue re-packaging the product in order to better convey the message properly. There has been limited activity due to a delay in securing funding. The Company is working to re-energize the business during the next 12 months.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Trading Market

Our Common Stock is quoted on OTC Market Pink Open Market Sheets under the symbol LCLP.

Website

We maintain websites at www.lifeclips .com and www.mobeego.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

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THE OFFERING

Issuer:	Life Clips, Inc., a Wyoming corporation

Securities offered:	A maximum of 1,000,000,000 shares of our common stock, $0.001 par value (“Common Shares”) at an offering price between $.005 and $.05 per share. The offering price will remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering:	There were 1,259,831,337 Common Shares issued and outstanding as of the date for this Offering Circular

Number of shares of Common Stock to be outstanding after the offering:	2,259,831,337 if the maximum amount of Offered Shares are sold.

Price per share:	between $.005 and $.05 per share.

Maximum offering amount:	1,000,000,000 Common Shares at $.005 per share, with a maximum total offering amount of $5,000,000 (See “Plan of Distribution”).

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market tier under the symbol “LCLP.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,850,000. We will use these net proceeds for research and development, marketing, working capital and other general corporate purposes.

Risk factors:	Investing in our Common Shares involves a high degree of risk. See “Risk Factors.”

Termination	This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days,) the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”).

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RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risks described below together with all of the other information contained in this Offering Circular, including the financial statements and the related notes, before deciding whether to purchase any of the Offered Shares. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

I. RISKS ATTENDANT TO OUR BUSINESS PLAN

Our business plan will fail unless we are able to secure substantial additional capital contributions.

Note 3 to our consolidated financial statements for the year ended December 31, 2020 discloses that Life Clips’ financial condition raises substantial doubt as to its ability to continue as a going concern. The risk of investing in a company whose financial statements carry a going concern opinion is that you are likely to lose all of your investment if the company fails to continue as a going concern. We currently have only modest cash resources and will require significant capital contributions in order to fully implement our business plan. If we fail to adequately capitalize our business and are not able to convert our business into a going concern, investors in Life Clips will lose their investment.

Our business plan will not be effective unless we develop an effective marketing network.

To generate demand for our products, we will need to make the public aware of the benefits of each product. This will require us to market our products on Amazon and through retail outlets.

If our products fail to perform as expected, we may have to recall them and our ability to develop, market and sell our products could be harmed.

Our products may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. There can be no assurance that we will not be required to recall any products in the future. There can be no assurance that we will be able to detect and fix any defects in our products prior to their sale. Any product defects or any other failure of our products to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

We are exposed to risks associated with product liability claims in the event that the use or installation of our products results in injury or damage.

Since our products are electricity-delivering devices, and contain chemicals, it is possible that users or services providers, could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. As a manufacturer of products that are used by consumers, we face an inherent risk of exposure to product liability claims or class action suits in the event that the use of the products we sell or install results in injury or damage. Moreover, to the extent that a claim is brought against us we may not have adequate resources in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and, if our insurance protection is inadequate, to the extent we hold applicable insurance coverage, could require us to make significant payments.

We rely on third parties to provide services essential to the success of our business.

We rely on third parties to provide a variety of essential business functions for us, including research and development, manufacturing, shipping, advertising, retailing, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. Any significant delays or other complications in maintaining our research and development partners, third party manufacturers, or manufacturing our products, including, but not limited to, complications associated with production or supply chain, or regulatory approvals, or any disruptions or failures to maintain our relationships, could materially damage our brand, business, prospects, financial condition and operating results. There is currently a risk that the coronavirus outbreak in China and other countries around the world may disrupt parts supply. We intend to mitigate this risk through inventory and supply chain management practices.

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If we are unable to adequately control the costs associated with operating our business, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for manufacturing, marketing, selling and distributing our products relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. Many of the factors that impact our operating costs are beyond our control. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed.

Risks Related to the Offering of our Shares.

This offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

We are offering Shares in the amount of up to $5,000,000, in this offering, but may sell much less. The offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. Even if we raise the maximum amount we are seeking in this offering, we may need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons outside our control, such as another significant downturn in the economy, we may not survive.

Terms of subsequent financings may adversely impact your investment.

Even if we are successful in this offering, we may need to engage in common equity, debt or preferred stock financings in the future. Your rights and the value of your investment in the Shares could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Shares. In addition, if we need to raise more equity capital from the sale of equity securities, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment.

Management discretion as to use of proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this offering. The use of proceeds described herein is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

The Subscription Agreement includes an exclusive venue provision.

Our subscription agreement includes a forum selection provision that requires any claim against us based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of New York. This forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims, as investors may be compelled to travel to New York to prosecute or defend any claims involving us.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

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We intend to acquire or invest in other businesses or technologies within the healthcare field. These investments may dilute our stockholders’ ownership, increase our debt and cause us to incur significant expenses. If they prove to be unsuccessful, the investments could damage our operating results.

As part of our business strategy, we intend to pursue acquisitions of complementary businesses and assets. If we make acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Integration of an acquired company also may require management resources that otherwise would be available for ongoing development of our existing business. Any future acquisitions by us also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results. To finance any acquisitions or investments, we may choose to issue shares of our common stock as consideration, which could dilute the ownership of our stockholders.

We will rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we will rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements with employees and third parties, and protective contractual provisions. We will also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. If we do not effectively protect our intellectual property, our competitive position could be weakened.

We could face intellectual property infringement claims that could be time-consuming and costly to defend and could result in our loss of significant rights and the assessment of treble damages.

Medical imaging is a crowded industry with large institutional players, all of whom have extensive R&D budgets and are continuously developing and patenting new imaging products. We may in the future, receive notices of claims of infringement and misappropriation or misuse of other parties’ proprietary rights. Some of these claims may lead to litigation. We cannot assure you that we will prevail in such actions, or that other actions alleging misappropriation or misuse by us of third-party trade secrets, alleging infringement by us of third-party patents and trademarks or actions challenging the validity of any patent rights we may obtain will not be asserted or prosecuted against us. If there is a successful claim of infringement against us, we may be required to pay substantial damages (including treble damages if that infringement were found to be willful) to the party claiming infringement, develop non-infringing technology, stop selling our technologies (once commercialized) or using technology that contains the allegedly infringing intellectual property.

We may also be forced to initiate claims to defend our intellectual property or to seek relief on allegations that we use or offer to sell technology that incorporates third-party intellectual property. Intellectual property litigation, regardless of outcome, is expensive and time-consuming, could divert management’s attention from our business, and could have a material negative effect on our business, operating results or financial condition.

RISKS ATTENDANT TO OUR MANAGEMENT AND CORPORATE GOVERNANCE

We have only two full time employees and a limited staff. This situation makes it difficult to implement proper internal controls over financial reporting and to develop and implement long term strategies.

There are currently two individuals who perform full-time services in connection with our operations. Each of them is engaged as a consultant to the Company. The lack of a full-time management staff impedes the development of long-term goals and the consistent implementation of such goals as we have. We intend to expand our staff and engage more full-time personnel when we have the cash resources needed. In the meantime, there is a risk that our lack of a complete management team will delay or imperil the implementation of our business plan.

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Having only limited full time staff also makes it difficult for us to establish corporate governance practices, including disclosure controls and procedures, and to manage internal control over financial reporting. With limited staff, we need to outsource these and other matters, leading to reliance on third parties. Faulty judgments, errors or mistakes, or the failure to adhere to established controls and procedures by such third parties may make it difficult for us to ensure that the objectives of the control system are met. A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business.

We are dependent on the continuing services of our two full-time executives.

At the present time, only two of our officers devote the majority of their business time to our business: Robert Grinberg, our Chief Executive Officer, and Victoria Rudman our Chief Financial Officer. If either became unable or unwilling to continue in the Company’s employ, the continuity of our business development would be significantly disrupted.

The elimination of monetary liability against our directors, officers and employees under our Bylaws and the existence of indemnification rights to our directors, officers and employees under our Articles of Incorporation may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

The Bylaws of Life Clips contain provisions that limit the liability of our directors and officers for monetary damages to our company and shareholders. Our Articles of Incorporation also require us to indemnify our officers and directors against claims arising from their service as such. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

RISKS ATTENDANT TO OUR SECURITIES AND THIS OFFERING

There is no minimum offering that must be completed before subscriptions are accepted. Therefore Life Clips, Inc. may be inadequately capitalized when this offering is completed.

Life Clips, Inc. will accept subscriptions to this Offering as they are submitted. There is no minimum amount that must be subscribed in total before subscriptions will be accepted. This situation presents a risk that the Offering may be completed, and your subscription may be accepted, without the Company achieving sufficient capitalization for it to be viable. In that event, the Company would have to look for financing from alternative sources. If that effort were unsuccessful, there would be a significant likelihood that the Company’s business would fail and you would suffer a loss of part or all of your investment.

Your ability to liquidate your investment in the Common Shares will likely depend in part on the market for our common stock, which is currently illiquid.

Your ability to liquidate your investment in the Company on satisfactory terms will depend on the liquidity of the market for our Common Stock. The market for our common stock at the present time is substantially illiquid. We cannot assure you that the market will become more liquid in the future - that will depend on the success of management’s efforts to publicize the Company and attract investors. If the market for our Common Stock does not become more liquid, you may be unable to sell your Common Shares on terms you consider satisfactory.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of our stock. The preferred shares offered hereby are convertible into common shares of the Company.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under that agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against Healthtech Solutions, Inc. arising out of or relating to the subscription agreement, including any claim under the federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nothing in the subscription agreement serves as a waiver by any holder of Common Shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

USE OF PROCEEDS

We estimate that, at a per share price of $______ per share, the net proceeds from the sale of all of the Offered Shares will be approximately $5,850,000, after deducting the estimated offering expenses of approximately $150,000.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $______ per share per share. No assurance can be given that we will raise the full $5,000,000.00 as reflected in the following table:

Shares Offered (% Sold)	100%	75%	50%	25%
Total Offering Amount	5,000,000	3,750,000	2,500,000	1,250,000
Approximate Offering Expenses	150,000	125,000	100,000	75,000
Total Net Offering Proceeds	4,850,000	3,625,000	2,400,000	1,175,000
Principal Uses of Net Proceeds
Negotiated Debt	1,500,000	1,125,000	750,000	250,000
Sales and Marketing	1,000,000	750,000	500,000	250,000
Inventory	1,075,000	812,500	475,000	250,000
Re-packaging	250,000	187,500	175,000	175,000
General & Administrative Expense	1,000,000	750,000	500,000	250,000
Total Uses of Net Proceeds	4,850,000	3,625,000	2,400,000	1,175,000

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, quarterly reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

We intend to sell the Offered Shares through the efforts of our officers and employees, who will not receive any compensation for offering or selling the Offered Shares. We believe that our officers and employees are exempt from registration as broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Such persons:

§	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

§	are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

§	are not associated persons of a broker or dealer; and

§	meet the following conditions:

a.	primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;

b.	were not brokers or dealers, or associated persons of a broker or dealer, within the preceding 12 months; and

c.	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

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Pricing and Payment

The Offering Price of the Common Shares has been arbitrarily determined by our Board of Directors. It is not based upon the Company’s book value or other economic measure.

The Offered Shares will be sold for cash. In addition, investors who own any of our existing Convertible Debentures issued by the Company may apply the principal of, and interest accrued on the Debentures toward the purchase price of Offered Shares. Finally, the Company will allow certain entities with whom the Company contracts for services to apply amounts due for such services to purchase Offered Shares. For purposes of determining the number of Offered Shares purchased by such contractors, services rendered will be valued by the Company at the fair market value of such services, as determined by the Company’s Board of Directors in good faith.

Offering Period and Termination Date

This Offering will commence within two calendar days of the qualification date and will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days), the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

●	Contact us via phone or email.

●	Electronically receive, review, execute and deliver to us a subscription agreement; and

●	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver a subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or obtain a refund of your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering, the Company shall immediately deposit the related subscription funds into the Company’s bank account and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

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Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, all non-accredited investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following criteria, you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares;

NOTE: For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.

(iii)	You are an executive officer of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our consolidated financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Life Clips, Inc. (the “Company”) was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly is now a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended.

Following the acquisition of Batterfly, we began to focus on developing three synergistic businesses:

●	Expanding the Mobeego line of mobile accessories.

●	Global Sourcing Services that includes product design, factory identification, negotiations, compliance qualification, and end-to-end logistics management to source products anywhere in the world.

●	Sales and marketing services that provide an efficient path for companies to launch and market product into multi-channel retail and capture the maximum return on investment.

In May 2014, the FASB issued ASU 2014-09, which supersedes the revenue recognition requirements of Accounting Standards Codification, or ASC, Topic 605 “Revenue Recognition.” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new revenue recognition model requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations and recognizing the revenue upon satisfaction of the performance obligations. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and change in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 can be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of the initial application along with additional disclosures. This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. The Company adopted the new revenue guidance effective July 1, 2017. There was no material impact to the Company’s consolidated financial statements or consolidated financial statement disclosures.

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General and administrative expenses consisted of professional service fees, and other general and administrative overhead costs. Expenses are recognized when incurred.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations for the Nine Months Ended March 31, 2021 and 2020

For the nine months ended March 31, 2021 and 2020, we had gross profit of $0.

Total operating costs were $286,629 compared with $248,974 for the nine months ended March 31, 2021 and 2020, respectively. The increase is directly related to higher professional fees.

Other Income (Expense) was $8,829,754 when compared with $(7,699,421) for the nine months ended March 31, 2021 and 2020, respectively. This change is primarily due to a change in fair value of derivatives.

Net income for the nine months ended March 31, 2021 was $8,543,125 as compared to net loss of $(7,948,395) for the nine months ended March 31, 2020.

The net income was primarily due to calculations of SFAS 123R, which requires that companies use a fair value method to value stock options and other forms of share-based payments and recognize the related compensation expense in calculating net earnings. SFAS 123R applies to all companies that have issued stock options and other stock-based compensation, whether the firm is a large public company with actively traded, liquid stock, a public company whose stock is thinly traded, or a private company.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of March 31, 2021 the Company had cash on hand of $39,303, total assets of $39,303, total liabilities of $10,192,578 and total shareholders’ deficit of $10,153,275.

The Company’s cash was generated from a series of convertible notes issued to non-related third parties. The Company plans to raise additional working capital via additional notes or equity sales to ensure that it will have enough cash to fund its primary operation for the next twelve (12) months.

The Company has no agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company’s March 31, 2021 period ended. The Company has not negotiated nor has available to it any other third party sources of liquidity.

Cash flows from operating activities for the nine month periods ended March 31, 2021 and 2020 were $57,857 and $17,674, respectively. This was primarily due to net gain being offset by changes in fair value of derivative liabilities.

Cash flows from financing activities totaled $85,000 and $0 for the nine month periods ended March 31, 2021 and 2020, respectively. The $85,000 were proceeds comprised of $50,000 from convertible notes payable and a $35,000 non-convertible promissory note.

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Off-Balance Sheet Arrangements

The Company has no current off-balance sheet arrangements and does not anticipate entering into any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition.

Results of Operations

For the Years ended June 30, 2020 and June 30, 2019

The Company is reporting $0 revenue for the years ended June 30, 2020 and June 30, 2019.

Cost of goods sold for the years ended June 30, 2020 and June 30, 2019 was $0. The Company had insufficient funding for the development of products.

Operating expenses, which consisted of professional fees and general and administrative expenses, for the year ended June 30, 2020, were $326,614. This compares with operating expenses for the year ended June 30, 2019, of $385,369. The decrease of $58,755 in operating expenses for the year ended June 30, 2020 is related to insufficient capital to continue operating activities, which resulted in decreases in professional fees.

As a result of the foregoing, we had a net loss of $10,740,327 for the year ended June 30, 2020. This compares with a net income for the year ended June 30, 2019 of $5,264,597. The difference is primarily due to a 2019 net gain in derivatives of $6,128,517 compared to a net loss of $10,018,665 for the year ended June 30, 2020.

In its audited consolidated financial statements as of June 30, 2020, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the Company’s current financial position. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop and market our products and our ability to generate revenues.

Liquidity and Capital Resources

As of June 30, 2020, we had cash or cash equivalents of $12,160. As of June 30, 2019, we had cash or cash equivalents of $33,774.

Net cash from operating activities was $(21,614) for the year ended June 30, 2020. This compares to net cash from operating activities of $(49,478) for the year ended June 30, 2019. The change of $(27,864) in our net cash from operating activities for the year ended June 30, 2020 was primarily due to a change in a net loss of $10,740,327 vs. net income of $5,264,597, primarily caused by a significant swing in the derivative liability.

Cash flows from investing activities was $0 for the years ended June 30, 2020 and June 30, 2019.

Cash flows from financing activities was $0 for the year ended June 30, 2020, which compares to cash flows from financing activities of $75,000 for the year ended June 30, 2019. The decrease in our cash flows from financing activities for the year ended June 30, 2020 was due to a decrease in proceeds from convertible notes.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

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Going Concern

We believe that the actions presently being taken to further implement the Company’s business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of our strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Future Financings

We will require additional financing to fund our planned operations. We currently do not have committed sources of additional financing and may not be able to obtain additional financing particularly, if the volatile conditions of the stock and financial markets, and more particularly the market for early development stage company stocks persist. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to further delay or further scale down some or all of our activities or perhaps even cease the operations of the business.

Since inception we have funded our operations primarily through equity and debt financings and we expect that we will continue to fund our operations through equity and debt financing, either alone or through strategic alliances. If we are able to raise additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial or other loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his, her, or its investment in our common stock. Further, we may continue to be unprofitable.

Critical Accounting Policies

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our consolidated balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the consolidated statements of operations.

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From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for consolidated financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value of Financial Instruments

We apply the provisions of accounting guidance, FASB Topic ASC 825, that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the consolidated balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2020 and 2019, the fair value of accounts payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

DESCRIPTION OF BUSINESS

Life Clips was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly manufactures the Mobeego® brand emergency cell phone batteries and is a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended.

Following the acquisition of Batterfly, we began to focus on developing three synergistic businesses:

●	Expanding the Mobeego line of mobile accessories.
●	Global Sourcing Services that includes product design, factory identification, negotiations, compliance qualification, and end-to-end logistics management to source products anywhere in the world.
●	Sales and marketing services that provide an efficient path for companies to launch and market product into multi-channel retail and capture the maximum return on investment.

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On April 12, 2017, the Company’s Mobeego battery products became available on Amazon.com. Mobeego™ is an affordable, single-use, cordless battery that provides an instant shot of power for your phone, so you can stay mobile whenever and wherever. After use, the battery can be discarded or recycled. Mobeego batteries are great for emergency preparedness since they can be stored up to 10 years without any power leaking. Each package contains a battery and a reusable smartphone adaptor.

The Mobeego products available from the Company include: the Mobeego Single Shot Starter Kit that includes a special, reusable phone adapter (plug), and single battery providing up to 4 hours of additional power. Additional batteries are also available in 3 packs and 6 packs.

The Mobeego products were previously available on Amazon but are not currently available on Amazon. The Company expects to offer them again on Amazon upon the Company receiving funding to create new packaging and then purchase additional inventory for sale.

The Company will be pursuing re-packaging of the product in order to better convey the message properly. There has been limited activity due to a delay in securing funding. The Company expects the funding from this offering to re-energize the Mobeego during business within the next 12 months.

Products

Our core product is Mobeego batteries. Mobeego provides an extra 20-40% shot of power to a cell phone without having to be tethered or charged. The batteries have a 10-year shelf life.

Batteries

Mobeego consists of a one-time use, non-rechargeable, battery and a special, reusable phone adapter (plug), which is a small device that includes the charging control circuity as well as a specific male connector that matches user device’s female connector. The Company currently sells Mobeego in these manners:

(1)	Sets including a specific adapter and one or two emergency batteries
(2)	Refill Batteries
(3)	6 pack of Batteries

The Battery (Energy Unit):

The Energy Unit consists of a custom designed plastic casing, shaped as a small can of energy drink, hosting a powerful lithium battery. The energy “can” has a rail used to connect it to the adapter through a rail connection. It is for a single use and is non-rechargeable.

Adapter

The adapter is a small plastic device that connects to the Battery through 2 connectors and to the mobile device through the specific connector on user’s cellphone, which could be Lightning connector for iPhones or micro-USB for Android and other devices. The adapter features an On/Off switch and a LED to indicate when it’s charging. Within the adapter, there is a smart, electronic charging circuit on a circuit board.

Sales

We are evaluating a sales distribution model and the viability of sales of our products through retailers directly and through distributors. We are evaluating relationships with retailers and distributors, and our partners’ sales forces to map out a sales strategy for our products and a way to work with them to merchandise our products in a compelling manner in-store, as well as assessing a viable way to provide consumers with informative and convenient ecommerce experiences at retail partner websites.

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Direct sales

In addition to the evaluation of our international sales model, we are evaluating the feasibility of selling directly to large and small retailers in the United States, directly to some retail outlets. Elements of the plans we are evaluating include:

●	Independent specialty retailers. Potential use of a network of location-based independent manufacturer representatives to sell our products to independent specialty retailers focused on action sports markets. Our representatives would provide highly personalized service to these retailers, including assisting with product mix planning, channel marketing and in-store merchandising, taking orders and providing clinics to educate retail sales personnel about Mobeego products.

●	Big box retailers. Potential sales to large retailers with a national presence, including Amazon.com, Inc., Best Buy, Target Corporation and Wal-Mart, Inc.

Mid-market retailers. Potential sales to retailers with a large regional or national presence, often focused on specific verticals such as consumer electronics, sporting goods, military, hunting and fishing and motor sports, which we refer to as our “mid-market” channel.

●	Ecommerce channel. Sales of our Mobeego products directly to consumers around the world through an online store. We will evaluate ways to drive consumers to our website through online and offline advertising, as well as marketing promotions carried out at tradeshows and sponsored events.

Competition, competitive position in the industry and methods of competition

The battery industry is highly competitive. The Company faces intense competition from very large, international corporations, as well as from local and national companies. In addition, the Company faces competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase and no assurance can be provided that the Company can sustain its market position or expand its business.

Many of the Company’s current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition which the Company does not have.

The global sourcing industry is highly competitive. We face competition from very large international competitors. The competition in the future is going to increase.

We intend to position the Mobeego as an emergency energy source appropriate for emergency kits, first aid kits, and vehicles as it has a 10 year shelf life and can be available after rechargeable devices have been expended in cases where recharging them is impractical or impossible.

Employees

As of February 1, 2021, we had 3 contracted employees, including the CEO, CFO and VP of Sales.

Board of Directors

As of February 1, 2021, the Company has 4 directors, one of which is independent.

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Patents and Trademarks

The Company currently has a United States trademark, Serial Number 86888487, for Life Clips. The Company, pursuant to the Batterfly acquisition, now also holds a United States trademark, Serial Number 79172000 for Mobeego, a patent in China, application number CN:201630018307 and publication number CN303840499S, as well as three design registrations in Israel, numbers 2015.1854.005.001, 2015.1854.005.002, 2015.1854.005.003. Any encroachment upon the Company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources that could seriously harm our business operations and/or results of operations.

Government Approval

The battery and global sourcing industries may be regulated at the federal levels, both in terms of health and safety concerns, as well as product quality. Operation of the Company’s business requires various licenses, permits and approvals. The Company currently holds all applicable licenses and permits to operate its business and will continue to hold all applicable permits and licenses to continue operating its business and running its marketplace. In addition, the Company will also ensure compliance with any additional licensing requirements that are required on an ongoing basis.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and Wyoming Corporation Law. It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code and the Wyoming State Tax Code, as well as international tax codes and shipping tariffs. The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the Company does not infringe on any proprietary rights of others with respect to its products. The Company will also need to maintain accurate financial records in order to remain compliant with securities regulations as well as any corporate tax liability it incurs.

Research and Development

During the year ended June 30, 2020, the Company spent $0 on the development of its products.

MANAGEMENT

Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he/she has served as such, and the business experience during at least the last five years:

Name and Address	Age	Date Appointed to Office	Position(s)
Robert Grinberg	50	January 13, 2021	Director and Chief Executive Officer
Victoria Rudman	52	January 16, 2017	Director and Chief Financial Officer
William Singer	48	March 1, 2017	Director, EVP Sales and Marketing
Dr. Charles Adelson	42	August 29, 2017	Director

No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

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Business Experience. Information concerning the directors, officers and key employees of the Corporation follows.

Robert Grinberg, 50. Mr. Grinberg began his professional career in the financial services industry in 1991. In 1997, he opened his own independent broker-dealer, Program Trading Corp. He further evolved his business model and became a private investor placing millions of dollars to work in various industries, from oil and gas, health care, logistics, biotech, to digital therapeutics. Robert has been privately financing companies since 2004. He has extensive knowledge of securities trading, private placements, and public financing.

In 2018 Mr. Grinberg, along with a group of investors, acquired a multi-level company in South Florida, Stemtech.com. with a sales force of over 30 thousand strong in more than twenty countries. That same year he and a group of investors formed a partnership with Sensi Magazine. Sensi publishes print and digital magazines, creates community events, and connects people in local markets with a focus on fun-loving, healthy lifestyles.

Victoria Rudman – Director, Chief Financial Officer and Interim Chief Executive Officer

Ms. Victoria Rudman has been the Company’s Chief Financial Officer, Secretary, Treasurer and a Director since January 16, 2017, and its Interim Chief Executive Officer since April 3, 2018. Ms. Rudman has over 20 years of professional experience in multiple aspects of leadership, operations, accounting, finance, taxation and fiscal management.

Ms. Rudman has spent most of her career in Fortune 50 global investment bank and retail brokerage firms as well as small cap public companies and startup ventures. She served as Chairman and CEO of Intelligent Living Inc. from 2011-2014. Previously, Victoria held various technology controllership positions at Morgan Stanley and acted as a Vice President at Bear Stearns and Director of Business Planning & Strategy at Visual Networks, where she was the lead project manager for the entire technology business enterprise, including IPO and strategic M&A. Victoria holds a Bachelor of Business Administration in Public Accounting from Pace University, Lubin School of Business.

William Singer – Director, Executive Vice President of Sales and Marketing

Mr. William Singer is a Multi-Channel Retail Expert, an entrepreneur and investor, and has launched several successful businesses and products in retail, transportation, eCommerce, mobility, and services. Mr. Singer’s first startup was when he was 19 in 1991, which he ran for 20 years. It was a bus business called Bill’s Bus with a route from the university town in Santa Barbara to the downtown so that students didn’t drink and drive. He sold the business in 2011. Mr. Singer also worked with legendary investor, Louis Navellier. In his career, William has raised over $50 million.

In 2012, Mr. Singer was President of Tru Connect LLC, a national provider of wireless voice, messaging, and data services. Mr. Singer’s sole position in the prior 5 years, other than with True Connect LLC (or with the Company), has been as the Managing Member of Summerland Advisors, LLC, a registered investment advisor in California, from 2012 to the present. He became involved with the Company in October 2015 as an advisor, and served as the Company’s vice president of sales since March 1, 2017.

Mr. Singer has successfully launched products into major retailers including RadioShack, Best Buy, Target, Wal-Mart, QVC and Amazon.com.

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Dr. Charles Adelson – Director

Dr. Charles Adelson graduated from the University of Central Florida in Orlando, where he received a B.S. in Micro and Molecular Biology. Dr. Charles Adelson went on to receive his Doctor of Medical Dentistry at Nova Southeastern University’s School of Dental Medicine. He continued his studies there after completing a three-year postdoctoral surgical residency with extensive training in implant placement, periodontal surgery, and regenerative bone therapy. Dr. Charles Adelson has participated in several medical missions sponsored by the Women of Hope. He traveled to both the inner cities and the rural areas of Jamaica, providing dental care to orphan children. In addition to dentistry and philanthropy, Dr. Adelson is as well an experienced businessman owning several commercial properties throughout South Florida.

Term of Office

Directors hold office until the annual meeting of the Corporation’s stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed.

Family Relationships

Mr. Grinberg is married to Ms. Rudman’s sister. There are no other family relationships among our officers and directors.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or any committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, the functions of these committees will be performed by our Board of Directors.

Director Independence

We currently have one independent director, as the term “independent” is defined by the rules of the NYSE American.

Code of Ethics

The Corporation has not adopted a formal code of ethics applicable to its executive officers. The Board of Directors has determined that the Corporation’s financial operations are not sufficiently complex to warrant adoption of a formal code of ethics.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers during Fiscal 2020 and 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Victoria Rudman, CFO and Interim CEO (1)(2)	2019	$180,000	—	—	—	—	—	—	$180,000

Victoria Rudman, CFO and Interim CEO (3)	2020	$180,000	—	—	—	—	—	—	$180,000

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(1) The compensation for Ms. Rudman is being accrued until the Company has sufficient funds to pay for their services.

(2) Victoria Rudman was granted 7,500,000 shares of common stock on June 30, 2017; of which 1,875,000 shares vested on December 30, 2017 and 1,875,000 shares vested on June 30, 2018 and thereafter 625,000 shares of the Common Stock vested each month thereafter. By December 31, 2018, the entire 7,500,000 share grant was fully vested.

(3) For the year ending June 30, 2019, Ms. Rudman’s employment agreement, made by the former CEO, did not auto-renew, as it was deemed to be no longer pertinent. It was replaced on July 1, 2018 with a board resolution on June 2, 2020 and her salary is being accrued.

Employment Agreements

Robert Grinberg

The Company has not yet entered into an agreement with Mr. Grinberg, but intends to do so.

Victoria Rudman

In connection with her engagement as the Chief Financial Officer of the Company, the Company entered into an Executive Employment Agreement with Ms. Rudman (the “Agreement”) on June 30, 2017. The Agreement was for a two-year term, which automatically renewed for successive additional one-year terms unless either Ms. Rudman or the Company notifies the other party that they do not wish the Agreement to so renew. The Agreement provided that Ms. Rudman will serve as the Company’s Chief Executive Officer and as a member of the Board.

Pursuant to the Agreement, the Company was to pay Ms. Rudman a salary of $150,000 annually, payable on a monthly basis. The Company was unable to pay this Base Salary. Therefore, the Company and the Executive agreed to an initial payment of $8,000 per month towards the Base Salary. The Base Salary continues to accrue until the Company has raised $100,000 or more for working capital, collectively, since the Effective Date and, at such time, the accrued Base Salary would be paid in full and regular payments of the Base Salary going forward would commence.

Any and all previous agreements were replaced with a board resolution made on June 2, 2020 and effective from July 1, 2018, resolving that Victoria Rudman has accrued salary at the rate of $15,000 per month and chairman fees at the rate of $4,000 per month since July 1, 2018.

In addition, the Company granted to Ms. Rudman, effective as of June 30, 2017, a total of 7,500,000 shares of the Company’s unregistered common stock, par value $0.001 per share (the “Common Stock”). 1,875,000 shares of the Common Stock will vest on December 30, 2017, 1,875,000 shares of the Common Stock will vest on June 30, 2017 and 625,000 shares of the Common Stock will vest each month thereafter.

Pursuant to the Agreement, the Company also agreed to grant Ms. Rudman 500,000 shares of Common Stock on each anniversary of June 30, 2017, provided that the amount of these shares of Common Stock will be based on performance and may be adjusted by the Board. The shares of Common Stock in these grants will vest 50% on each anniversary of the applicable grant.

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William Singer

In connection with his engagement as the Executive Vice President of Sales and Marketing of the Company, the Company entered into an Executive Employment Agreement with Mr. Singer (the “Agreement”) on March 1, 2017. The Agreement was for a two-year term, which automatically renewed for successive additional one-year terms unless either Mr. Singer or the Company notified the other party that they do not wish the Agreement to so renew. The Agreement provided that Mr. Singer will serve as the Company’s Executive Vice President of Sales and Marketing and as a member of the Board.

Pursuant to the Agreement, the Company would pay Mr. Singer a salary of $3,500 per month, which commenced effective as of February 1, 2017, provided that following the month in which the Company begins generating revenue Mr. Singer’s salary would be increased to $5,000 per month. Mr. Singer would also receive a commission of 1% of any net sales revenue collected by the Company on the sales of its products, based on the wholesale price, and contingent on the sale being profitable to the Company, and would be eligible for a bonus as jointly determined by the Board and Mr. Singer.

In addition, the Company granted to Mr. Singer, effective as of March 1, 2017, a total of 6,000,000 shares of the Company’s unregistered common stock, par value $0.001 per share (the “Common Stock”). 1,500,000 shares of the Common Stock will vest on March 1, 2018 and 250,000 shares of the Common Stock will vest each month thereafter.

Pursuant to the Agreement, the Company also agreed to grant Mr. Singer 500,000 shares of Common Stock on each anniversary of March 1, 2017, provided that the amount of these shares of Common Stock will be based on performance and may be adjusted by the Board. The shares of Common Stock in these grants will vest 50% on each anniversary of the applicable grant.

Any and all previous agreements were replaced with a board resolution made on June 2, 2020 and effective from July 1, 2018, resolving that William Singer has accrued salary at the rate of $1,000 per month and director fees at the rate of $2,500 per month since July 1, 2018.

Compensation of Directors

Directors have been accruing director fees at the rate of $2,500 per month.

Plans or Arrangements

Options/SAR Grants and Fiscal Year End Option Exercises and Values

On April 20, 2017, the Company approved the Life Clips, Inc. 2017 Stock and Incentive Plan (“the Plan”). The Plan provides for the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards, and cash. The Plan allows for an issuance of a maximum of 20,000,000 shares of common stock, with awards made at the discretion of the board of directors. No awards have been made to date. The current management does not have any plans to issue stock options in the future to executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except for compensation arrangements discussed elsewhere in this Offering Circular, since July 1, 2019, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons, and any person (other than a tenant or employee) sharing the household of any of the foregoing persons.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of March 30, 2021, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 1,259,831,337 common shares were issued and outstanding as of March 30, 2021. To date, these shares have not been issued and would increase the outstanding to 1,274,331,337.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership	Percent of Class(2)	Outstanding Series A Preferred Stock	Percent of Class
Named Executive Officers and Directors:
Victoria Rudman (4)	7,500,000	0.59%	1,000,000	100.00%
William Singer (5)	6,000,000	0.47%
Dr. Charles Adelson (6)	1,000,000	0.08%%
All executive officers and directors as a group (five people)	14,500,000	1.14%	1,000,000	100.00%

Other 5% Stockholders	None

Only included above are shares vested but not yet issued through June 30, 2019.

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown. These percentages are calculated using the increased outstanding shares of 1,274,331,337.

(3) Each share of Series A Preferred Stock entitles the holder to 400 votes on all matters submitted to a vote of the Company’s stockholders.

(4) Victoria Rudman was granted 7,500,000 shares of restricted common stock on June 30, 2017; of which the entire 7,500,000 share grant was fully vested by December 31, 2018. Ms. Rudman’s employment contract ended on June 30, 2019 and she has been working for stock issuances granted by the board of directors.

(5) William Singer was granted 6,000,000 on August 31, 2017; of which the entire 6,000,000 share grant was fully vested by March 31, 2019. Mr. Singer’s employment contract ended on March 1, 2019 and he has been working for stock issuances granted by the board of directors.

(6) Dr. Charles Adelson was appointed as a director on August 29, 2017. Mr. Adelson was awarded a total of 1,000,000 stock options, of which the entire 1,000,000 common stock shares were eligible for issuance by May 31, 2018. Dr. Adelson has since been working for stock issuances granted by the board of directors

DESCRIPTION OF SECURITIES

On September 28, 2017, the Company filed Articles of Amendment authorizing 5,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”). The Board may issue shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

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Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

Preferred Stock

Effective May 19, 2017, the Company amended its Articles of Incorporation to designate 1,000,000 shares of preferred stock as Series A Preferred Stock, with a par value of $0.001 per share (the “Series A Stock”). Each share of Series A Stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution of the Company, the same as the common stock of the Company, par value $0.001 per share (the “Common Stock”) and is not entitled to any specific dividends or other distributions, other than those declared by the Board of Directors. Each share of Series A Stock has 400 votes on any matter submitted to the shareholders of the Company, and the Series A Stock votes together with the holders of the outstanding shares of all other capital stock of the Company (including the Common Stock and any other series of preferred stock then outstanding), and not as a separate class, series or voting group on any such matter. The Series A Preferred Stock is not transferrable by the holder and may be redeemed by the Company at any time for the par value. In the event that the holder of Series A Preferred Stock who is an employee or officer of the Company leaves their position as an employee or officer of the Company for any reason, the Series A Preferred Stock held by that holder will be automatically cancelled and will revert to being authorized and unissued shares of Series A Preferred Stock. The Series A Stock is not convertible into any other class of shares of the Company.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Jonathan D. Leinwand, P.A., Aventura, Florida.

EXPERTS

The consolidated financial statements as of June 30, 2020 and June 30, 2019 included in this offering circular have been so included in reliance on the report of Accell Audit & Compliance, P.A., an independent certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the shares of our Class A common stock offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement, some items of which are contained in exhibits to the offering statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A common stock, we refer you to the offering statement, including the exhibits filed as a part of the offering statement. Statements contained in this offering circular concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the offering statement, please see the copy of the contract or document that has been filed. Each statement is this offering circular relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

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You may read and copy the offering statement, including the exhibits and schedules thereto, at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at www.exodus.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

As a result of this offering, we will become subject to the reporting requirements under Regulation A and, in accordance with this regulation, will file periodic reports, current reports, exit reports (if and when applicable), and other information with the SEC. These periodic reports, current reports, exit reports (if and when applicable), and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

PART III — EXHIBITS

Item 16.	Exhibits

(a)	Exhibits.

Exhibit Number	Description
2.1*	Articles of Incorporation of Life Clips, Inc., as Amended
2.2*	Amended Bylaws of Life Clips, Inc.
4.1*	Form of Subscription Agreement for Common Stock
6.1*	Executive Employment Agreement, dated as of June 30, 2017, by and between Life Clips, Inc. and Victoria Rudman incorporated by reference to Form 10-K filed by Life Clips on July 11, 2-18
6.2*	Amendment to Stock Purchase Agreement with Batterfly Energy Ltd. incorporated by reference to Form 8-K filed by Life Clips on July 7, 2016
6.3*	Stock Purchase Agreement with Batterfly Energy Ltd., incorporated by reference to Form 8-K filed by Life Clips on June 14, 2016
6.4*	Employment Agreement of William Singer incorporated by reference to Form 8-K filed by Life Clips on March 7, 201
11.1**	Consent of Accell
11.2**	Consent of Jonathan D. Leinwand, P.A. as contained in Exhibit 12.1
12.1**	Opinion of Jonathan D. Leinwand, P.A.

**Filed herewith

*Incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 8, 2021.

LIFE CLIPS, INC.

By:	/s/ Robert Grinberg
Robert Grinberg
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Robert Grinberg	Director and Chief Executive Officer	June 8, 2021
Robert Grinberg	(Principal Executive Officer)

/s/ Victoria Rudman	Chief Financial Officer and Director	June 8, 2021
Victoria Rudman	(Principal Financial and Principal Accounting Officer)

/s/ William Singer	Director	June 8, 2021
William Singer

/s/ Dr. Charles Adelson	Director	June 8, 2021
Dr. Charles Adelson

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Life Clips, Inc.

Index to Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Life Clips, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Life Clips, Inc. (the Company) as of June 30, 2020 and 2019, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for the years ended June 30, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has incurred net losses and has minimal revenues. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2019.

Tampa, Florida

December 30, 2020

F-2

LIFE CLIPS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	June 30, 2019

ASSETS
Current Assets
Cash	$12,160	$33,774
Total Assets	$12,160	$33,774

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	$357,388	$352,387
Due to Related Parties	763,050	463,050
Accrued Expenses and Interest Payable	1,379,655	1,007,498
Convertible Note Payable	-	75,000
Convertible Note Payable - In Default (net of discount of $0 and $22,890, respectively)	2,428,960	2,331,070
Notes Payable - In Default	530,000	530,000
Derivative Liability - Convertible Notes Payable	13,249,507	3,230,842
Total Current Liabilities	18,708,560	7,989,847

Commitments and Contingencies (Note 10)

Shareholders’ Deficit
Preferred stock, ($0.001 par value; 20,000,000 shares authorized, 1,000,000 Series A shares issued and outstanding)	1,000	1,000
Common Stock, ($0.001 par value; 5,000,000,000 shares authorized, 1,259,831,337 shares issued and outstanding)	1,259,831	1,259,831
Common Stock Issuable	125,032	125,032
Additional Paid in Capital	9,218,935	9,218,935
Accumulated Deficit	(29,301,198)	(18,560,871)
Total Shareholders’ Deficit	(18,696,400)	(7,956,073)

Total Liabilities and Shareholders’ Deficit	$12,160	$33,774

The accompanying notes are an integral part of these consolidated financial statements.

F-3

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended

	June 30, 2020	June 30, 2019

Revenues
Revenues	$-	$-
Cost of Goods Sold	-	-
Gross Profit	-	-

Operating Costs:
Professional Fees	317,790	374,881
Other General and Administrative Expenses	7,078	9,409
Software Fees and Support	1,746	1,079
Total Operating Costs	326,614	385,369

Loss from Operations	(326,614)	(385,369)

Other Income/(Expense):
Interest Expense	(395,048)	(478,551)
Change in Fair Value of Derivative	(10,018,665)	6,128,517
Total Other Income (Expense)	(10,413,713)	5,469,966
Income/(Loss) Before Income Taxes	(10,740,327)	5,264,597
Provision for Income Taxes	-	-
Net Income/(Loss)	$(10,740,327)	$5,264,597

Earnings/(Loss) Per Share: Basic and Diluted	$(0.01)	**
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,259,831,337	1,259,831,337

**Less than $0.01

The accompanying notes are an integral part of these consolidated financial statements.

F-4

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

					Common Stock	Additional		Total
	Preferred Stock - Series A		Common Stock		Stock To Be	Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Deficit
Balances as of June 30, 2018	1,000,000	$1,000	1,259,831,337	$1,259,831	$89,482	$9,218,935	$(23,825,468)	$(13,256,220)
Stock Compensation	-	-	-	-	35,550	-	-	35,550
Net Income	-	-	-	-	-	-	5,264,597	5,264,597
Balances as of June 30, 2019	1,000,000	1,000	1,259,831,337	1,259,831	125,032	9,218,935	(18,560,871)	(7,956,073)
Net Loss	-	-	-	-	-	-	(10,740,327)	(10,740,327)
Balances as of June 30, 2020	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(29,301,198)	$(18,696,400)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended

	June 30, 2020	June 30, 2019
Cash Flows From Operating Activities:
Net Income/(Loss)	$(10,740,327)	$5,264,597

Adjustments to Reconcile Net Income/(Loss) to Net Cash From Operating Activities:
Stock Compensation	-	35,550
Changes in Fair Value of Derivative Liabilities	10,018,665	(6,128,517)
Amortization of Debt Discount	22,890	112,329

Changes in Assets and Liabilities:
Accounts Payable	5,001	451
Due to Related Parties	300,000	300,000
Accrued Expenses and Interest Payable	372,157	366,112
Net Cash From Operating Activities	(21,614)	(49,478)

Cash Flows From Financing Activities:
Proceeds From Convertible Notes Payables	-	75,000
Net Cash From Financing Activities	-	75,000

Net Change in Cash	(21,614)	25,522

Cash at Beginning of Period	33,774	8,252

Cash at End of Period	$12,160	$33,774

Supplemental Disclosures of Cash Flow Information:
Cash Paid for:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Life Clips, Inc.

Notes to Consolidated Financial Statements

June 30, 2020 and 2019

NOTE 1. ORGANIZATION AND OPERATIONS

Life Clips, Inc. (the “Company”) was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly is now a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended.

The Company is currently open to and pursuing alternative business opportunities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation – The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company consolidates the consolidated financial statements of its wholly-owned subsidiaries and all intercompany transactions and account balances have been eliminated in consolidation.

Use of Estimates – The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents – For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Income Tax – The Company accounts for income taxes under Accounting Standards Certifications (“ASC”) 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share – The Company computes net income (loss) per share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share “EPS’ on the face of the consolidated statements of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments – The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

F-7

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and interest, certain notes payable and notes payable – due to related parties, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under Level 3 (See Note 7).

Embedded Conversion Features – The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments – The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Monte Carlo option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount – The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock Based Compensation – ASC 718 “Compensation-Stock Compensation” prescribes accounting and reporting standards for all stock-based compensation plan payments awarded to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, which may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to nonemployees and consultants in accordance with the provisions of ASC 505-50 “Equity-Based Payments to Non-Employees”. Measurement of share-based payment transactions with nonemployees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recognition of Revenues – The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers”. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied, or as it is satisfied. The Company primarily sells disposable and recyclable cell phone batteries. The Company’s performance obligation is satisfied when the goods have been delivered, which is at a point in time. The Company applies the following five steps in order to determine the appropriate amount of revenue recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

Recently Issued Accounting Pronouncements – Financial Accounting Standards Board, or FASB ASU 2016-02 “Leases (Topic 842)”- In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their consolidated balance sheet as a right-of-use asset and a lease liability. For consolidated income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this in Fiscal Year 2020.

Subsequent Events – The Company follows the guidance in ASC 855 “Subsequent Events” for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the consolidated financial statements are issued. Pursuant to ASU 2010-09 of the FASB ASC, the Company as an SEC filer considers its consolidated financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-8

NOTE 3. UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has minimal revenues, net accumulated losses since inception and an accumulated deficit of $29,301,198. These factors raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management funding operating costs. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. RELATED PARTY TRANSACTIONS

At June 30, 2020 and 2019, due to related parties was $763,050 and $463,050, respectively. This was comprised of unpaid compensation of $580,550 to Victoria Rudman, $122,500 to William Singer, and $60,000 to Charles Adelson.

As of June 2, 2020, the board approved to pay these amounts by converting them to common stock.

(1)	Victoria Rudman has accrued salary at the rate of $15,000 per month and chairman fees at the rate of $4,000 per month since July 1, 2018.
(2)	William Singer has accrued salary at the rate of $1,000 per month and director fees at the rate of $2,500 per month since July 1, 2018.
(3)	Charles Adelson has accrued director fees at the rate of $2,500 per month since July 1, 2018.

NOTE 5. NOTES PAYABLE – IN DEFAULT

At June 30, 2020 and 2019, the Company had two notes payable in the amount of $530,000, with the following terms:

1.	The Batterfly Acquisition Note required the Company to make two payments of $250,000 on October 6, 2017 and February 13, 2017. Upon failure to pay the payment due, the balance began to accrue at 11% interest per annum.
2.	On July 14, 2016, the Company issued a new promissory note to NUWA Group, LLC., from which the Company received $30,000 in gross proceeds, has a maturity date of October 14, 2016, and bears interest at 5% per annum. This promissory note does not have a conversion feature.

NOTE 6. CONVERTIBLE NOTES PAYABLE

Convertible Notes

Balance at June 30, 2020	Balance at June 30, 2019	Due Date	Interest Rate at June 30, 2020	Conversion Terms
$1,931,806	$1,931,806	Range from 05/13/2017 to 4/18/2019	Range from 3.85% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the twenty (20) trading day period prior to the date of conversion - $0.00005 at June 30, 2020, convertible into 38,636 million shares not including interest.
332,154	332,154	Range from 06/10/17 to 03/30/18	10%	Conversion price equal to seventy five percent (75%) of the lowest trading price during the five (5) trading day period prior to the date of conversion - $0.00029 at June 30, 2020, convertible into 2,214 million shares not including interest.
165,000	165,000	Range from 01/27/2018 to 11/15/2019	Range from 10% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the five (5) trading day period prior to the date of conversion - $0.00015 at June 30, 2020, convertible into 1,650 million shares not including interest.
$2,428,960	$2,428,960

The Company evaluated the convertible promissory notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative consists of the embedded conversion feature. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. See Note 7 for further discussion.

Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The convertible notes had a debt discount of $0 and $22,890 as of June 30, 2020 and 2019, respectively.

Total amortization of debt discount amounted to $22,890 and $112,329 for the years ended June 30, 2020 and 2019, respectively.

F-9

NOTE 7. DERIVATIVE FINANCIAL INSTRUMENTS

The Company’s convertible promissory notes and detachable warrants gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option. Additionally, the detachable warrants contained terms and features that gave rise to derivative liability classification. As of June 30, 2020, the Company does not have enough authorized shares to settle all potential conversion and warrant transactions.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of June 30, 2020 and 2019 and the amounts that were reflected in income related to derivatives for the period ended:

	June 30, 2020
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	68,617	$13,249,507
Total	68,617	$13,249,507

*including principal and interest

	June 30, 2019
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	21,674	$3,230,842
Total	21,674	$3,230,842

*including principal and interest

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended June 30, 2020 and 2019:

The financings giving rise to derivative financial instruments and the gain (loss) effects:	For the Years Ended
	June 30, 2020	June 30, 2019
Embedded derivatives	$(10,216,274)	$6,189,531
Derivative warrants	-	(5)
Total	$(10,216,274)	$6,189,526

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Lattice Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Binomial Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

F-10

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	June 30, 2020	June 30, 2019
Quoted market price on valuation date	$0.0003	$0.0003
Range of effective contractual conversion rates	$0.00005 - $0.00029	$0.00015 - $0.00023
Contractual term to maturity	N/A	0.11 – 0.42 Years
Market volatility:
Volatility	N/A	0% - 57.68%
Risk-adjusted interest rate	N/A	2.12% - 2.21%

The following table reflects the issuances of compound embedded derivatives and detachable warrants and changes in fair value inputs and assumptions related to the embedded derivatives and detachable warrants during the years ended June 30, 2020 and 2019:

	Year Ended	Year Ended
	June 30, 2020	June 30, 2019
Balances at beginning of year	$3,230,842	$9,284,359
Issuances:
Embedded derivatives	-	75,000
Detachable warrants	-	-
Conversions:
Embedded derivatives	-	-
Detachable warrants	-	-
Expirations:
Detachable warrants	-	-
Changes in fair value inputs and assumptions reflected in income	10,018,665	(6,128,517)

Balances at end of year	$13,249,507	$3,230,842

NOTE 8. EQUITY

Authorized Capital

On September 28, 2017, the Company filed Articles of Amendment authorizing 5,000,000, shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”). The Board may issue shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

F-11

Preferred Stock

Effective May 19, 2017, the Company amended its Articles of Incorporation to designate 1,000,000 shares of preferred stock as Series A Preferred Stock, with a par value of $0.001 per share (the “Series A Stock”). Each share of Series A Stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution of the Company, the same as the common stock of the Company, par value $0.001 per share (the “Common Stock”) and is not entitled to any specific dividends or other distributions, other than those declared by the Board of Directors. Each share of Series A Stock has 400 votes on any matter submitted to the shareholders of the Company, and the Series A Stock votes together with the holders of the outstanding shares of all other capital stock of the Company (including the Common Stock and any other series of preferred stock then outstanding), and not as a separate class, series or voting group on any such matter. The Series A Preferred Stock is not transferrable by the holder, and may be redeemed by the Company at any time for the par value. In the event that the holder of Series A Preferred Stock who is an employee or officer of the Company leaves their position as an employee or officer of the Company for any reason, the Series A Preferred Stock held by that holder will be automatically cancelled and will revert to being authorized and unissued shares of Series A Preferred Stock. The Series A Stock is not convertible into any other class of shares of the Company.

Stock and Incentive Plan

On April 20, 2017, the Company adopted the Life Clips, Inc. 2017 Stock and Incentive Plan under which the Company may issue nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards of cash. A maximum of 20,000,000 shares of common stock may be issued under the plan, representing in excess of 35% of the number of the Company’s currently outstanding shares. Awards under the plan will be made at the discretion of the Board of Directors, although no awards have been made to date. Accordingly, the Company cannot currently determine the amount of awards that will be made under the plan.

NOTE 9. INCOME TAX PROVISION

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The Company accounts for income taxes in accordance with the provisions of ASC 740, Accounting for Uncertainty in Income Taxes. The Company accounts for income taxes using an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

F-12

At June 30, 2020, the Company has a net operating loss carry-forward of $(29,301,198) available to offset future taxable income expiring through 2035. Utilization of future net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2020.

The effects of temporary differences that gave rise to significant portions of deferred tax assets at June 30, 2020 and 2019 are approximately as follows:

	June 30, 2020	June 30, 2019
Net Operating Loss Carryforward	$29,301,198	$18,560,871
Above multiplied by tax rate of	21%	21%
Gross Deferred Tax Assets	6,153,251	3,897,783
Less Valuation Allowance	(6,153,251)	(3,897,783)
Total Deferred Tax Assets – Net	$-	$-

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	Year ended June 30
	2020	2019
Income tax expense (benefit) at statutory rate	$(2,255,469)	$1,105,565
Decrease in valuation allowance	2,255,469	(1,105,565)
Income tax expense	$-	$-

The Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. It has not accrued any interest or penalties associated with income taxes. The Company files income tax returns in the United States federal jurisdiction. With few exceptions, it is no longer subject to U.S. federal, state or non-U.S. income tax authorities on tax returns filed before January 31, 2012. No tax returns are currently under examination by tax authorities.

NOTE 10. COMMITTMENTS AND CONTINGENCIES

From time to time, the Company may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these matters will not have a material adverse effect on consolidated results of operations, financial position, or cash flow.

F-13

NOTE 11. SUBSEQUENT EVENTS

On January 11, 2017, the Company received a default notice related to a $500,000 promissory note (the “Batterfly Acquisition Note”) issued to the sellers of Batterfly Energy, Ltd. (“Batterfly”) as partial consideration for the Company’s July 11, 2017 acquisition of Batterfly. The Batterfly Acquisition Note required the Company to make a payment of $250,000 on October 6, 2017 and $250,000 on February 13, 2017. The default letter states that the Company failed to pay the $250,000 payment due on October 6, 2017, which began to accrue interest of 11% from October 6, 2017. In addition, the default notice states that the Company owes $20,000 in aggregate to two of the Batterfly shareholders related to consulting fees associated with the Batterfly acquisition. Finally, the default notice states that a payment of $250,000, as well as an additional payment of $20,000 must be paid by January 23, 2017. The Company filed a claim against the sellers of Batterfly with the London Court of International Arbitration (LCIA Arbitration No: 173692) and on September 7, 2017 the parties entered into a Stipulation for Stay of Arbitration in the matter as they seek to negotiate a settlement of their claim. The claim was settled during 2019 for which the Company agreed to issue 62,991,567 shares of common stock to the sellers of Batterfly. As of the date of this filing, the shares are still pending issuance.

On September 17, 2020, the Company entered into an 18% Convertible Promissory Note with Long Side Ventures LLC, an unaffiliated third party. The note was in a principal amount of $5,000, and is convertible at a price equal to fifty percent (50%) of the lowest trading price during the twenty-trading day period prior to the date of conversion. The note maturity date is September 17, 2021.

On November 12, 2020, the Company entered into an 18% Convertible Promissory Note with Long Side Ventures LLC, an unaffiliated third party. The note was in a principal amount of $5,000, and is convertible at a price equal to fifty percent (50%) of the lowest trading price during the twenty-trading day period prior to the date of conversion. The note maturity date is November 12, 2021.

On November 13, 2020, the Company entered into an 18% Convertible Promissory Note with RT Acquisitions LLC, an unaffiliated third party. The note was in a principal amount of $10,000, and is convertible at a price equal to fifty percent (50%) of the lowest trading price during the twenty-trading day period prior to the date of conversion. The note maturity date is November 13, 2021.

On December 14, 2020, the Company entered into an 18% Convertible Promissory Note with Taconic Group LLC, an unaffiliated third party. The note was in a principal amount of $10,000, and is convertible at a price equal to fifty percent (50%) of the lowest trading price during the twenty-trading day period prior to the date of conversion. The note maturity date is December 14, 2021.

On December 17, 2020, the Board of Directors rescinded the June 2, 2020 resolutions and reinstated the previously exchanged salary and director fee accruals.

On December 23, 2020, the Company entered into an 18% Convertible Promissory Note with Long Side Ventures LLC, an unaffiliated third party. The note was in a principal amount of $5,000, and is convertible at a price equal to fifty percent (50%) of the lowest trading price during the twenty-trading day period prior to the date of conversion. The note maturity date is December 23, 2021.

On December 24, 2020, the Company entered into an 18% Convertible Promissory Note with RT Acquisitions LLC, an unaffiliated third party. The note was in a principal amount of $5,000, and is convertible at a price equal to fifty percent (50%) of the lowest trading price during the twenty-trading day period prior to the date of conversion. The note maturity date is December 24, 2021.

F-14

Item 1. Financial Statements

Life Clips, Inc.

Consolidated Balance Sheets

	March 31, 2021	June 30, 2020
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$39,303	$12,160
Total assets	$39,303	$12,160

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts Payable	$361,159	$357,388
Due to Related Party	988,050	763,050
Accrued Expenses and Interest Payable	1,661,180	1,379,655
Convertible Note Payable (net of discount of $34,123 and $0, respectively)	15,877	-
Convertible Note Payable - In Default	2,428,960	2,428,960
Notes Payable	35,000	-
Notes Payable - In Default	530,000	530,000
Derivative Liability - Convertible Notes Payable	4,172,352	13,249,507
Total Current Liabilities	10,192,578	18,708,560

Commitments and Contingencies

Shareholders’ deficit
Preferred stock, ($0.001 par value; 20,000,000 shares authorized, 1,000,000 shares issued and outstanding)	1,000	1,000
Common Stock, ($0.001 par value; 5,000,000,000 shares authorized, 1,259,831,337 shares issued and outstanding)	1,259,831	1,259,831
Shares to be issued/returned	125,032	125,032
Additional paid in capital	9,218,935	9,218,935
Accumulated deficit	(20,758,073)	(29,301,198)
Total shareholders’ deficit	(10,153,275)	(18,696,400)

Total liabilities and shareholders’ deficit	$39,303	$12,160

The accompanying notes are an integral part of these consolidated financial statements.

F-15

Life Clips, Inc.

Consolidated Statements of Operations

For the Three and Nine Months ended March 31, 2021 and 2020

(Unaudited)

	For the three month	For the three month	For the nine month	For the nine month
	period ended	period ended	period ended	period ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Revenues
Revenues	$-	$-	$-	$-
Cost of Goods Sold	-	-	-	-
Gross Profit	-	-	-	-

Operating Costs:
Professional Fees	90,373	87,800	283,827	241,455
Other General and Administrative Expenses	752	944	2,295	6,150
Software Fees and Support	114	164	507	1,369
Total Operating Costs	91,239	88,908	286,629	248,974

Loss from Operations	(91,239)	(88,908)	(286,629)	(248,974)

Other Income/(Expense):
Interest Expense	(105,418)	(92,364)	(297,402)	(302,362)
Change in Fair Value of Derivative	5,003,769	6,535,398	9,127,156	(7,397,059)
Total Other Income (Expense)	4,898,351	6,443,034	8,829,754	(7,699,421)
Income/(Loss) Before Income Taxes	4,807,112	6,354,126	8,543,125	(7,948,395)
Provision for Income Taxes	-	-	-	-
Net Income/(Loss)	$4,807,112	$6,354,126	$ 8, 543,125	$(7,948,395)

Earnings/(Loss) Per Share: Basic and Diluted	**	$0.01	**	$(0.01)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,259,831,337	1,259,831,337	1,259,831,337	1,259,831,337

F-16

LIFE CLIPS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT (UNAUDITED)

For the three months ending March 31, 2021 and 2020

	Preferred		Common		Common	Additional		Total
	Stock		Stock		Stock	Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Issuable	Capital	Deficit	(Deficit)
Balances as of December 31, 2020	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(25,565,185)	$(14,960,387)
Net Loss	-	-	-	-	-	-	4,807,112	4,807,112
Balances as of March 31, 2021	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(20,758,073)	$(10,153,275)

	Preferred		Common		Common	Additional		Total
	Stock		Stock		Stock	Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Issuable	Capital	Deficit	(Deficit)
Balances as of December 31, 2019	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(32,863,392)	$(22,258,594)
Net Loss	-	-	-	-	-	-	6,354,126	6,354,126
Balances as of March 31, 2020	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(26,509,266)	$(15,904,468)

For the nine months ending March 31, 2021 and 2020

	Preferred		Common		Common	Additional		Total
	Stock		Stock		Stock	Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Issuable	Capital	Deficit	(Deficit)
Balances as of June 30, 2020	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(29,301,198)	$(18,696,400)
Net Income	-	-	-	-	-	-	8,543,125	8,543,125
Balances as of March 31, 2021	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(20,758,073)	$(10,153,275)

	Preferred		Common		Common	Additional		Total
	Stock		Stock		Stock	Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Issuable	Capital	Deficit	(Deficit)
Balances as of June 30, 2019	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(18,560,871)	$(7,956,073)
Net Loss	-	-	-	-	-	-	(7,948,395)	(7,948,395)
Balances as of March 31, 2020	1,000,000	$1,000	1,259,831,337	$1,259,831	$125,032	$9,218,935	$(26,509,266)	$(15,904,468)

**Less than $0.01

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Life Clips, Inc.

Consolidated Statements of Cash Flows

For the Nine Months Ended

(Unaudited)

	March 31, 2021	March 31, 2020
Cash Flows From Operating Activities:
Net Income/(Loss)	$8,543,125	$(7,948,395)

Adjustments to Reconcile Net Income/(Loss) to Net Cash From Operating Activities:
Changes in Fair Value of Derivative Liabilities	(9,127,156)	7,397,059
Amortization of Debt Discount	15,878	22,890

Changes in Assets and Liabilities:
Accounts Payable	3,771	6,300
Due to Related Parties	225,000	225,000
Accrued Expenses and Interest Payable	281,525	279,472
Net Cash From Operating Activities	(57,857)	(17,674)

Cash Flows From Financing Activities:
Proceeds From Non-Convertible Notes Payables	35,000	-
Proceeds From Convertible Notes Payables	50,000	-
Net Cash From Financing Activities	85,000	-

Net Change in Cash	27,143	(17,674)

Cash at Beginning of Period	12,160	33,774

Cash at End of Period	$39,303	$16,100

Supplemental Disclosures of Cash Flow Information:
Cash Paid for:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Life Clips, Inc.

Footnotes to Consolidated Financial Statements

March 31, 2021

NOTE 1. ORGANIZATION AND OPERATIONS

Life Clips, Inc. (the “Company”) was incorporated in Wyoming on March 20, 2013 as Blue Sky Media Corporation and its principal business was developing, financing, producing and distributing motion pictures and related entertainment products. Following the Company’s October 2, 2015 acquisition of Klear Kapture, Inc. (“Klear Kapture”), the Company continued Klear Kapture’s business of developing a body camera and an auditable software solution suitable for use by law enforcement. The Company changed its name to Life Clips, Inc. on November 3, 2015 in order to better reflect its business operations at the time.

On July 11, 2016, the Company completed its acquisition (the “Acquisition”) of all of the outstanding equity securities of Batterfly Energy Ltd. (“Batterfly”), an Israel-based corporation that develops and distributes a single-use, cordless battery under the brand name Mobeego for use with cellular phones and other mobile devices. Batterfly is now a wholly owned subsidiary of the Company. The Acquisition was completed pursuant to a Stock Purchase Agreement, dated as of June 10, 2016 (the “Purchase Agreement”), among the Company, Batterfly and all of the shareholders of Batterfly, as amended.

The Company is currently open to and pursuing alternative business opportunities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation – The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company consolidates the financial statements of its wholly-owned subsidiaries and all intercompany transactions and account balances have been eliminated in consolidation.

Interim Disclosures – These unaudited consolidated financial statements should be read with the Company’s audited financial statements and footnotes included in the Company’s Report on Form 10-K for the year ended June 30, 2020, filed with the Securities and Exchange Commission (“the Commission”) on January 4, 2021. The results of operations for the nine month period ended March 31, 2021 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 2021 or for any future period.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash equivalents – For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Income Tax – The Company accounts for income taxes under Accounting Standards Codification (“ASC”) 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Net Income (Loss) Per Share – The Company computes net income (loss) per share in accordance with ASC 260 “Earnings Per Share” (“ASC 260”). ASC 260 requires presentation of both basic and diluted earnings per share “EPS” on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Fair Value of Financial Instruments – The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

F-19

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable, accrued expenses and interest, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3 (See Note 6).

Embedded Conversion Features – The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments – The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount – The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are included in the line item loss on extinguishment of debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Stock Based Compensation – ASC 718 “Compensation Stock Compensation” prescribes accounting and reporting standards for all stock-based compensation plan payments awarded to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, which may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to nonemployees and consultants in accordance with the provisions of ASC 505-50 “Equity-Based Payments to Non-Employees”. Measurement of share-based payment transactions with nonemployees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recognition of Revenues – The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers”. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied, or as it is satisfied. The Company primarily sells disposable and recyclable cell phone batteries. The Company’s performance obligation is satisfied when the goods have been delivered, which is at a point in time. The Company applies the following five steps in order to determine the appropriate amount of revenue recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

F-20

Recently Issued Accounting Pronouncements – Financial Accounting Standards Board (“FASB”) ASU 2016-02 “Leases (Topic 842)”- In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company implemented this standard on July 1, 2019.

Subsequent Events – The Company follows the guidance in ASC 855 “Subsequent Events” for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB ASC, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

NOTE 3. UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has no revenues, net accumulated losses since inception and an accumulated deficit of $20,758,073. These factors raise doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on management funding operating costs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. NOTES PAYABLE

At March 31, 2021, the Company had three notes payable in the amount of $565,000, and at June 30, 2020, the Company had two notes payable in the amount of $530,000, with the following terms:

1.	The Batterfly Acquisition Note required the Company to make two payments of $250,000 on October 6, 2017 and February 13, 2017. Upon failure to pay the payment due, the balance began to accrue interest at 11% per annum.
2.	On July 14, 2016, the Company issued a promissory note to NUWA Group, LLC, from which the Company received $30,000 in gross proceeds, has a maturity date of October 14, 2016, and bears interest at 5% per annum. This promissory note does not have a conversion feature.
3.	On March 30, 2021, the Company issued a new promissory note to Taconic Group, LLC, from which the Company received $35,000 in gross proceeds, has a maturity date of July 1, 2021, and bears interest at 4% per annum. This promissory note does not have a conversion feature.

F-21

NOTE 5. CONVERTIBLE DEBT

Convertible Notes

As of March 31, 2021 and June 30, 2020, $2,428,960 of the Company’s convertible notes were in-default.

Balance at March 31, 2021	Balance at June 30, 2020	Due Date	Interest Rate at March 31, 2021
$2,281,806	$1,931,806	Range from 05/13/2017 to 01/20/2022	Range from 3.85% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the twenty (20) trading day period prior to the date of conversion - $0.002 at March 31, 2021, convertible into 9,909 million shares not including interest.
32,154	332,154	06/09/2017	18%	Conversion price equal to seventy five percent (75%) of the lowest trading price during the five (5) trading day period prior to the date of conversion - $0.003 at March 31, 2021, convertible into 474.5 million shares not including interest.
165,000	165,000	Range from 01/27/2018 to 11/15/2019	Range from 10% to 22%	Conversion price equal to fifty percent (50%) of the lowest trading price during the five (5) trading day period prior to the date of conversion - $0.002 at March 31, 2021, convertible into 235.7 million shares not including interest.
2,478,960	2,428,960
(34,123)	-	Less: Discount
$2,444,837	$2,428,960

The Company evaluated the convertible promissory notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative consists of the embedded conversion feature. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. See Note 6 for further discussion.

Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

Future Commitments

At March 31, 2021, the Company has outstanding convertible debt of $2,478,960 which is due within the next 12 months.

F-22

NOTE 6. DERIVATIVE FINANCIAL INSTRUMENTS

The Company’s convertible promissory notes and detachable warrants gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option. Additionally, the detachable warrants contained terms and features that gave rise to derivative liability classification. As of March 31, 2021, the Company does not have enough authorized shares to settle all potential conversion and warrant transactions.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of March 31, 2021 and June 30, 2020 and the amounts that were reflected in income related to derivatives for the period ended:

	March 31, 2021
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	1,985	$4,172,352
Total	1,985	$4,172,352

*including principal and interest

	June 30, 2020
The financings giving rise to derivative financial instruments	Indexed Shares* (in millions)	Fair Values
Embedded derivatives	68,617	$13,249,507
Total	68,617	$13,249,507

*including principal and interest

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the three months ended March 31, 2021 and 2020:

The financings giving rise to derivative financial instruments and the gain (loss) effects:	For the Three Months Ended
	March 31, 2021	March 31, 2020
Embedded derivatives	$5,003,769	$6,535,398
Total	$5,003,769	$6,535,398

F-23

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the nine months ended March 31, 2021 and 2020:

The financings giving rise to derivative financial instruments and the gain (loss) effects:	For the Nine Months Ended
	March 31, 2021	March 31, 2020
Embedded derivatives	$9,127,156	$(7,397,059)
Total	$9,127,156	$(7,397,059)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Lattice Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Binomial Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	March 31, 2021	June 30, 2020
Quoted market price on valuation date	$0.0041	$0.0003
Range of effective contractual conversion rates	$0.002 - $0.00327	$0.00005 - $0.00029
Contractual term to maturity	0 - 0.81	N/A
Market volatility:
Volatility	92.41% - 403.36%	N/A
Risk-adjusted interest rate	0.09% - 0.11%	N/A

F-24

The following table reflects the issuances of compound embedded derivatives and detachable warrants and changes in fair value inputs and assumptions related to the embedded derivatives and detachable warrants during the nine months ended March 31, 2021 and year ended June 30, 2020.

	Period Ended	Year Ended
	March 31, 2021	June 30, 2020
Balances at beginning of period	$13,249,507	$3,230,842
Issuances:
Embedded derivatives	50,001	-
Detachable warrants	-	-
Conversions:
Embedded derivatives	-	-
Detachable warrants	-	-
Expirations:
Detachable warrants	-	-
Changes in fair value inputs and assumptions reflected in income	(9,127,156)	10,018,665

Balances at end of period	$4,172,352	$13,249,507

NOTE 7. EQUITY

Authorized Capital

On September 28, 2017, the Company filed Articles of Amendment authorizing 5,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”). The Board may issue shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Preferred Stock

Effective May 19, 2017, the Company amended its Articles of Incorporation to designate 1,000,000 shares of preferred stock as Series A Preferred Stock, with a par value of $0.001 per share (the “Series A Stock”). Each share of Series A Stock ranks, with respect to dividend rights and rights upon liquidation, winding up or dissolution of the Company, the same as the common stock of the Company, par value $0.001 per share (the “Common Stock”) and is not entitled to any specific dividends or other distributions, other than those declared by the Board of Directors. Each share of Series A Stock has 400 votes on any matter submitted to the shareholders of the Company, and the Series A Stock votes together with the holders of the outstanding shares of all other capital stock of the Company (including the Common Stock and any other series of preferred stock then outstanding), and not as a separate class, series or voting group on any such matter. The Series A Preferred Stock is not transferrable by the holder, and may be redeemed by the Company at any time for the par value. In the event that the holder of Series A Preferred Stock who is an employee or officer of the Company leaves their position as an employee or officer of the Company for any reason, the Series A Preferred Stock held by that holder will be automatically cancelled and will revert to being authorized and unissued shares of Series A Preferred Stock. The Series A Stock is not convertible into any other class of shares of the Company.

F-25

Stock and Incentive Plan

On April 20, 2017, the Company adopted the Life Clips, Inc. 2017 Stock and Incentive Plan under which the Company may issue nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock grants and units, performance units and awards of cash. A maximum of 20,000,000 shares of common stock may be issued under the plan, representing in excess of 35% of the number of the Company’s currently outstanding shares. Awards under the plan will be made at the discretion of the Board of Directors, although no awards have been made to date. Accordingly, the Company cannot currently determine the amount of awards that will be made under the plan.

NOTE 8. COMMITTMENTS AND CONTINGENCIES

From time to time, the Company may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these matters will not have a material adverse effect on consolidated results of operations, financial position, or cash flow.

NOTE 9. SUBSEQUENT EVENTS

On April 1, 2021, the Company loaned $30,000 to Cognitive Apps and Software, Inc., and entered into an 8% Promissory Note with a due date of July 1, 2021.

On April 5, 2021, the Company entered into an Acquisition Agreement with Cognitive Apps Software Solutions, Inc., a British Columbia corporation, and the Holders of the Equity Securities of Cognitive Apps Software Solutions, Inc.

Each issued and outstanding share of Cognitive Apps common stock will be exchanged for 5,760,000 shares of LCLP Series B Preferred Shares plus warrants to purchase a total of 3,500,000 shares of the common shares of the Company at an exercise price equal to the market value of the Company’s common shares on the day prior to Closing. The Company shall use its best efforts after Closing to provide Cognitive Apps, as a wholly owned subsidiary, up to $1,000,000 in the form of an equity investment by Corporation into the subsidiary. It is anticipated that the Company shall begin financing Cognitive Apps upon the following schedule: $75,000 on the first day of April, May and June 2021, and $100,000 on the first day of June 2021 through December 2021 and $175,000 on or before January 7, 2022. Should the Company not be able to fulfill the financing needs of the Company pursuant to the funding schedule and such amounts remain due and owing for more than 30 days the target may request that it be spun out from the Company, and whatever money has been invested by the Company in the Target will be converted into the common equity of the target upon its sale or being spun off, at a valuation of the target of $9,000,000 plus any other amounts raised by Target. The costs and expenses associated with such a spin off in the case of the Company not funding the Target will be borne by the Company.

On April 22, 2021, the Company entered into a 10% Future Advance Convertible Promissory Note with Leviston Resources LLC, an unaffiliated third party. The note is up to a principal amount of $550,000, of which the Company received an initial advance of $250,000. The note is convertible at a price equal to the price at which common stock is sold in the Maker’s next public offering, including the Qualified Reg A Offering. The note maturity date is six (6) months from the date of each disbursement.

On May 1, 2021, the Company loaned $30,000 to Cognitive Apps and Software, Inc., and entered into an 8% Promissory Note with a due date of August 1, 2021.

F-26